UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 2, 2012

DCP MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-32678	03-0567133
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

370 17th Street, Suite 2775

Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 633-2900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Registration Rights Agreement

On July 2, 2012, DCP Midstream Partners, LP (the “Partnership”) closed the private placement (the “Private Placement”) contemplated by the previously disclosed Common Unit Purchase Agreement (the “Purchase Agreement”), dated June 25, 2012, by and among the Partnership and the purchasers named therein (the “Purchasers”), whereby the Partnership sold to the Purchasers an aggregate of 4,989,802 common units representing limited partnership interests in the Partnership (the “Common Units”) at a price of $35.55 per Common Unit for aggregate consideration of approximately $177.4 million. The Common Units were issued in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

In connection with the closing of the Private Placement, the Partnership and the Purchasers entered into the Registration Rights Agreement (the “Registration Rights Agreement”) on July 2, 2012. Pursuant to the Registration Rights Agreement, the Partnership is required to file a shelf registration statement (the “Registration Statement”) to register the public resale of the Common Units sold to the Purchasers under the Purchase Agreement, as well as any Common Units issued in lieu of cash as liquidated damages as described below, on or before July 17, 2012, and use its commercially reasonable efforts to cause the Registration Statement to become effective as soon as practicable thereafter.

If the Registration Statement is not declared effective within 90 days after the closing of the Private Placement, the Partnership will be liable to each Purchaser for liquidated damages as calculated in accordance with the Registration Rights Agreement. In addition, the Registration Rights Agreement grants piggyback registration rights under certain circumstances.

The foregoing description of the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Registration Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 4.1.

Amendment to Omnibus Agreement

On July 2, 2012, in connection with the completion of the Contribution described in Item 2.01, the Partnership entered into the Fifteenth Amendment (the “Fifteenth Amendment”) to the Omnibus Agreement, dated December 7, 2005, among DCP Midstream, LLC (“Midstream”), DCP Midstream GP, LLC (“GP LLC”), DCP Midstream GP, LP, the Partnership, and DCP Midstream Operating, LP (the “Operating Partnership”). The Fifteenth Amendment (i) increases the annual fee the Partnership pays to Midstream (previously $27.9 million), the owner of the general partner of the general partner of the Partnership, by $200,000, prorated for the remainder of calendar year 2012, for incremental general and administrative services that Midstream will provide to the Partnership during calendar year 2012, thereafter subject to an annual adjustment based on the Consumer Price Index, and (ii) contains other conforming changes. The Fifteenth Amendment was approved by the conflicts committee of the Board of Directors of GP LLC, the general partner of the general partner of the Partnership, as required by the Partnership’s limited partnership agreement.

The foregoing description of the Fifteenth Amendment is not complete and is qualified in its entirety by reference to the full and complete terms of the Fifteenth Amendment, which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Term Loan Agreement

The Partnership and its wholly-owned subsidiary, the Operating Partnership, entered into a Term Loan Agreement (the “Term Loan Agreement”) with SunTrust Bank, The Bank of Tokyo-Mitsubishi UFJ, Ltd., and JPMorgan Chase Bank, N.A., as lenders (the “Lenders”), on July 2, 2012. The Term Loan Agreement provides for a term loan to be made by the Lenders to the Operating Partnership in a principal amount up to $140.0 million (the “Term Loan”). The Term Loan will mature on the first to occur of (i) the second anniversary of the date that the Operating Partnership received the term loans made by the Lenders pursuant to the Term Loan Agreement, or (ii) the date of acceleration of the term loans pursuant to the Term Loan Agreement.

A borrowing of $140.0 million under the Term Loan occurred on July 2, 2012, and was used to fund the Contribution (as defined in Item 2.01 below). Loans under the Term Loan Agreement accrue interest based, at the Operating Partnership’s election, on either the LIBOR rate or the base rate, plus in each case, an applicable margin as described therein.

The Term Loan Agreement contains customary covenants including, but not limited to, (i) a maximum leverage ratio, as defined in the Term Loan Agreement, of less than or equal to 5.0 to 1.0, provided that for three fiscal quarters subsequent to certain acquisitions, including the fiscal quarter in which acquisitions are consummated, the Partnership’s leverage ratio may be less than or equal to 5.5 to 1.0, and (ii) limitations on incurrence of liens on assets, indebtedness, mergers and consolidations, transactions with affiliates, and sales of assets. The Term Loan Agreement also includes customary lending conditions, representations and warranties, events of default, and indemnification provisions. Upon the occurrence of certain events of default, the Operating Partnership’s obligations under the Term Loan Agreement may be accelerated. The Operating Partnership’s obligations under the Term Loan are unsecured and guaranteed by the Partnership.

Affiliates of certain of the Lenders under the Term Loan have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Operating Partnership and its affiliates in the ordinary course of business, for which they have received, and may continue to receive, customary fees and commissions.

The foregoing description of the Term Loan Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Term Loan Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 2, 2012, the Partnership completed the contribution (the “Contribution”) contemplated by the previously disclosed Contribution Agreement, dated June 25, 2012, among DCP LP Holdings, LLC (“Holdings”), Midstream, and the Partnership. The Partnership paid Holdings aggregate consideration of $200.0 million, plus customary working capital and other purchase price adjustments, in connection with the Contribution. $140.0 million of the consideration was financed with the proceeds from the Term Loan and the remaining $60.0 million was financed by the issuance of an aggregate of 1,536,098 Common Units to Holdings. The Common Units were issued in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and the safe harbor provided by Rule 506 of Regulation D promulgated thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 under the caption “Term Loan Agreement” is incorporated in its entirety herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The relevant information regarding the issuances of Common Units set forth under (i) Item 1.01 under the caption “Registration Rights Agreement” and (ii) Item 2.01 is incorporated in its entirety herein by reference.

Item 7.01 Regulation FD Disclosure.

The Partnership issued a press release on July 2, 2012 announcing the completion of the Contribution. A copy of the press release is being furnished and is attached as Exhibit 99.1 hereto and incorporated into this Item 7.01 by reference. In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed to be

“filed” for purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or Exchange Act of 1934, each as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated July 2, 2012, by and among DCP Midstream Partners, LP and the purchasers named therein.

10.1	Fifteenth Amendment to the Omnibus Agreement, dated July 2, 2012, by and among DCP Midstream, LLC, DCP Midstream GP, LLC, DCP Midstream GP, LP, DCP Midstream Partners, LP, and DCP Midstream Operating, LP.

10.2	Term Loan Agreement, dated July 2, 2012, among DCP Midstream Partners, LP, DCP Midstream Operating, LP, SunTrust Bank, as administrative agent, and the lenders named therein.

99.1	Press Release, dated July 2, 2012, regarding the Contribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2012

DCP MIDSTREAM PARTNERS, LP

By:	DCP MIDSTREAM GP, LP,
its General Partner

	By:	DCP MIDSTREAM GP, LLC,
its General Partner

		By:	/s/ Michael S. Richards
		Name:	Michael S. Richards
		Title:	Vice President, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, dated July 2, 2012, by and among DCP Midstream Partners, LP and the purchasers named therein.

10.1	Fifteenth Amendment to the Omnibus Agreement, dated July 2, 2012, by and among DCP Midstream, LLC, DCP Midstream GP, LLC, DCP Midstream GP, LP, DCP Midstream Partners, LP, and DCP Midstream Operating, LP.

10.2	Term Loan Agreement, dated July 2, 2012, among DCP Midstream Partners, LP, DCP Midstream Operating, LP, SunTrust Bank, as administrative agent, and the lenders named therein.

99.1	Press Release, dated July 2, 2012, regarding the Contribution.